Exhibit 10.22
CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “***”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE EXCHANGE ACT OF 1934.

DEVELOPMENT
AND
LICENSE AGREEMENT
between
Eurand, Inc.
and
Avanir Pharmaceuticals, Inc.
For a Controlled Release Neurodex® Capsule

CONFIDENTIAL

DEVELOPMENT AND LICENSE AGREEMENT
PREAMBLE
     THIS DEVELOPMENT AND LICENSE AGREEMENT (the “Agreement”, as hereinafter defined) dated as of August 7, 2006 (the “Effective Date”), is by and between Eurand, Inc., incorporated in Nevada with its principal offices at 845 Center Dr., Vandalia, Ohio 45377 (“EURAND”) and Avanir Pharmaceuticals, Inc. incorporated in California with its principal offices at 11388 Sorrento Valley Road, Suite 200, San Diego, CA 92121 (“AVANIR”).
RECITALS:
     A. EURAND is the owner or licensee of certain technology including processes, patents, trade secrets, trademarks and know-how for the development and manufacture of orally administered pharmaceutical formulations, including controlled release technologies.
     B. AVANIR desires that EURAND undertake a development project (“Program”, as hereinafter defined) directed towards developing a pharmaceutical product (“Product”, as hereinafter defined).
     C. AVANIR also desires to receive a license from EURAND to use, sell and offer for sale the Product in the Territory (as hereinafter defined).
     D. EURAND is willing to undertake such a Program and to grant such a license on the terms and conditions set forth hereinafter.
     E. EURAND and AVANIR also desire to enter into a related agreement pursuant to which EURAND will exclusively manufacture and supply the Product to AVANIR and/or its sublicensees in the Territory.
     NOW, THEREFORE, in consideration of the agreements and covenants hereinafter set forth and intending to be legally bound hereby, EURAND and AVANIR hereto agree as follows:
1. DEFINITIONS. The following capitalized terms shall have the following meanings when used in this Agreement and all terms defined in the singular will have the same meanings when used in the plural (and vice versa), unless otherwise specified. Further, the word “including” or any variation thereof means “including without limitation” and the word “including” or any variation thereof will not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.
     1.1 “AAA” shall have the meaning set forth in Section 13.15(a).
     1.2 “Act” means the United States Federal Food, Drug and Cosmetic Act, as amended from time to time.
     1.3 “Action” shall have the meaning set forth in Section 8.7(b).
     1.4 “Affiliate” means, with reference to any Entity, any other Entity, directly or indirectly controlling, controlled by or under common control with such Entity and, for purposes of this Section 1.4 only, “control” means (a) in the case of corporate Entities direct or indirect beneficial ownership of more than fifty percent (50%) of the voting stock or shares entitled to vote for the election of directors, (b) in the case of non-corporate Entities direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate Entities and (c) in the case of any other Entity, the right or power to appoint more than one-half of the Board of Directors or senior management of an Entity or otherwise having effective control of the Entity.
     1.5 “Agreement” means this Development and License Agreement, together with all exhibits annexed hereto.
     1.6 “API” or “APIs” means the active pharmaceutical ingredient dextromethorphan hydrobromide (Chemical Abstracts Registry #125-69-9) or quinidine sulfate (Chemical Abstracts Registry #56-54-2) separately, or dextromethorphan hydrobromide and quinidine sulfate together.
     1.7 “Applicable Laws” means the applicable provisions of all laws, treaties, ordinances, judgments, decrees, directives, injunctions, orders of any court, arbitrator or governmental agency or authority, rules, regulations, interpretations, authorizations and Applicable Permits of any international, national, regional, local or other governmental body, agency, authority, court or Entity having jurisdiction over or related to the development, registration, manufacture, pricing, sale and use of the Product, as may be in effect from time to time.
     1.8 “Applicable Permits” means all waivers, exemptions, variances, permits, licenses or similar approvals, including, without limitation, pricing clearances and registrations by health or other government entities, required to be obtained or maintained under Applicable Laws in connection with the development, registration, manufacture, pricing, marketing, sale and use of the Product.
     1.9 “Approval Date” means the date on which Regulatory Approval is granted for the Product on a country by country basis in the Territory.
     1.10 “AVANIR Development Activities” shall have the meaning set forth in Section 2.1(f).
     1.11 “AVANIR Intellectual Property Rights” means those intellectual property rights of AVANIR or any of its Affiliates, including the Patent Rights relating to the Drug Combination that are used in connection with or embodied in the Product including the patents and applications set forth in Exhibit C hereto.
     1.12 “Business Day” means any day other than a day which is a Saturday, a Sunday or any day banks are authorized or required to be closed in Ohio, California, or Italy.
     1.13 “Calendar Day” means any day, including Saturdays, Sundays and holidays.
     1.14 “Calendar Quarter” means each of the consecutive three (3) month periods ending March 31, June 30, September 30, and December 31; provided, however, that the first (1st) Calendar Quarter under this Agreement will be the period beginning on the Effective Date and ending on the end of the Calendar Quarter in which the Effective Date is encompassed.
     1.15 “Calendar Year” means, for the first Calendar Year, the period beginning on the Effective Date and ending December 31, 2006, and for each Calendar Year thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31; provided, however, that the last Calendar Year of the Term will be the period beginning on January 1 and ending on the effective date of expiration or termination of the Term.
CONFIDENTIAL

     1.16 “cGMP” or “GMP” means FDA current Good Manufacturing Practices as in effect at any given time, based on statutory authority and presently set forth as regulations in Parts 210 and 211 of the United States Code of Federal Regulations and all applicable FDA rules, regulations, guides and guidances, as amended from time to time and in effect during the Term.
     1.17 “Clinical Studies” means any testing, use or administration of the CTM or Product in animals or humans in preparation for obtaining Regulatory Approval to commercialize Product in the Territory, including, but not limited to, bioequivalence studies, pharmacokinetic studies, and/or clinical efficacy studies.
     1.18 “Combination Product(s)” shall have the meaning set forth in Section 1.44.
     1.19 “Commercially Reasonable Efforts” or “Commercially Reasonable” means, with respect to either Party, the efforts, resources, and criteria which would be used by that Party consistent with prevailing pharmaceutical industry standards for a company of similar size and scope to such Party with respect to a product or potential product at a similar stage in its development or product life and of similar market potential taking into account efficacy, safety, the anticipated regulatory authority approved labeling, the competitiveness of alternative products in the market place or under development, the patent and other proprietary position of the Product and of Third Parties, the likelihood of obtaining all Applicable Permits, and the commercial value of the Product and other relevant factors.
     1.20 “Commercial Supply Agreement” means that agreement to be negotiated and entered by the Parties pursuant to Section 3.3.
     1.21 “Competitive Product” means any *** which is not ***.
     1.22 “Confidential Information” shall have the meaning set forth in Section 13.2.
     1.23 “CTM” (i.e., “clinical trial material”) means presentations and quantities of the Product that meet the Specifications and have been produced under cGMP conditions for use in Clinical Studies.
     1.24 “Cure Period” shall have the meaning set forth in Section 11.6(a).
     1.25 “Data” means all data resulting from AVANIR’s in vitro testing or Clinical Studies.
     1.26 “Development Milestones” means the events defined in Section 6.3.
     1.27 “Development Payments” means the payments due EURAND upon achieving the Development Milestones under Section 6.3.
     1.28 “DMF” means the Drug Master File developed and filed with the FDA by EURAND which relates to and describes the composition and manufacture of the Product (including all manufacturing batch records, stability information, quality control and assurance assays and procedures for the Product that are reasonably necessary for the chemistry and manufacturing controls section of an NDA.
     1.29 “Drug Combination” means any combination of the APIs.

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     1.30 “Effective Date” shall have the meaning set forth in the Preamble.
     1.31 “Entity” or “Entities” means any individual, partnership, association, joint venture, limited liability company, corporation or other business entity.
     1.32 “EURAND Development Activities” means those activities to be carried out by EURAND in connection with the Program.
     1.33 “EURAND Intellectual Property Rights” means those intellectual property rights which are *** or *** to ***, or any of *** on and as of the Effective Date, *** the *** and ***, that are *** or *** in the *** and its *** the *** and ***.
     1.34 “EURAND Trademark License” shall have the meaning set forth in Section 7.6.
     1.35 “EURAND Trademarks” shall have the meaning set forth in Section 7.6.
     1.36 “FDA” means the United States Food and Drug Administration, and corresponding governmental regulatory agencies in other countries within the Territory.
     1.37 “First Commercial Sale” means the first bona fide sale, in the normal course of business, of the Product for use or consumption by the general public after the Approval Date.
     1.38 “Force Majeure” means any cause or causes which wholly or partially prevent or delay the performance of obligations arising under this Agreement. and which are not reasonably within the control of the non-performing Party and cannot be prevented by applying due care and economically appropriate means, including but not limited to, fire, floods, explosions, embargoes, epidemics, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, terrorism, the existence or administration of any laws, rules or regulations, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party.
     1.39 “Formulation” means both (i) the identification and selection of ingredients, including the Drug Combination, *** , and (ii) the EURAND Patent Rights and Know-How solely related to the Product and improvements thereto. For the avoidance of doubt, the definition of Formulation herein does not include (i) any AVANIR Intellectual Property Rights or (ii) any EURAND Intellectual Property Rights that existed prior to the Effective Date, or methods, conditions, or batch records related to the manufacture of the Product. As between EURAND and AVANIR, EURAND shall own the Formulation, *** the ***, *** and *** EURAND shall have no rights in the Drug Combination standing alone.
     1.40 “GAAP” means either Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or an alternative set of internationally recognized accounting standards mutually acceptable to both Parties.
     1.41 “IP” shall have the meaning set forth in Section 13.7.
     1.42 “Know-How” means proprietary and confidential know-how, trade secrets, patented and unpatented inventions, data, formulations, methods, technology and information of a Party. “Know-How” shall include, without limitation, ideas, designs, processes, techniques, innovations, discoveries,

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CONFIDENTIAL

improvements, and/or analytical methodology used in development, testing, analysis, manufacture and/or medical, clinical, toxicological testing as well as other scientific data.
     1.43 “NDA” means a New Drug Application under the Act in the United States.
     1.44 “Net Sales” means the aggregate gross sales of the Product invoiced directly by AVANIR, its Affiliates or sublicensees on a country by country basis, in each case on an arms-length basis, less:
          (a) ***;
          (b) ***;
          (c) ***;
          (d) ***;
          (e) ***;
          (f) ***;
          (g) ***;
          (h) ***;
          (i) ***, *** and *** in connection with the *** of the Product to *** and to the extent such *** are remitted to the ***; and
          (j) *** to the extent included in the invoice price and separately identified on the invoice or other documentation maintained in the ordinary course of business; each of the above, as determined in accordance with GAAP.
In the event that AVANIR, its Affiliates or their sublicensees sell a Product together with any other distinct product or active ingredient that does not comprise a Product (“Combination Product(s)”) pursuant to an agreement with an independent customer specifying (i) a single price, (ii) other terms of purchase not separately identifying either a price for the Product or the discounts, allowances, credits and similar adjustments applicable to a sale of the Product or (iii) a price for the Product which is discounted below the average sale price per unit of the Product not sold as a Combination Product during the applicable Calendar Quarter in a particular country more than the amount that all other products are discounted below such other product’s average sale price per unit not sold as a Combination Product during the applicable Calendar Quarter in a particular country, the Net Sales of the Product, for the purposes of determining the Royalty, shall be determined by multiplying the Net Sales of the Combination Product by the fraction, A/(A+B), where A is the average sale price per unit of the Product during the applicable Calendar Quarter in a particular country when sold separately in finished form and B is the average sale price per unit of the other product(s) during the applicable Calendar Quarter in that same country sold separately in finished form. In the event that such average sale price per unit cannot be determined for both the Product and the other product(s) in combination, Net Sales for purposes of determining the Royalty shall be agreed by the Parties based on the relative value contributed by each

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component, such agreement not to be unreasonably withheld nor shall such agreement have the effect of reducing the Net Sales of the Product by more than fifty percent (50%). Failing agreement on such relative value contribution within *** Calendar Days from written notice from one Party to the other, the dispute resolution procedures set forth in this Agreement shall be employed.
     1.45 “***” means a *** and the *** to the current ***.
     1.46 “Nonparticipating Party” shall have the meaning set forth in Section 8.7(d).
     1.47 “Party” means either EURAND or AVANIR, or their successors as the case may be, and “Parties” means EURAND and AVANIR, collectively.
     1.48 “Patent Rights” means patents and applications for patents including continuations, divisionals, reissues, re-examinations, and patents issuing from these and any foreign counterparts thereof.
     1.49 “Pilot Clinical Study” means the first Clinical Study whereby AVANIR is seeking to *** of the Product.
     1.50 “Pivotal Clinical Study” means a Clinical Study whereby AVANIR is seeking to *** the *** of the Product.
     1.51 “PK Profile” shall have the meaning set forth in Section 2.1(d).
     1.52 “Pre-Registration Activities” means those activities that are necessary prerequisites to the preparation and filing of the NDA for the Product with the FDA consisting of: (i) filing and/or updating the DMF, (ii) completing stability studies as necessary for such NDA filing, and (iii) conducting Clinical Studies.
     1.53 “Product” means the ***.
     1.54 “Product Rights” shall have the meaning set forth in Section 7.4.
     1.55 “Program” means the development work conducted by both Parties under this Agreement as specified in the Proposal and such other work as mutually agreed upon by the Parties from time to time during the Term, including, without limitation, any additional work associated with changes agreed under Section 2.2.
     1.56 “Program Initiation” means the initiation of the EURAND Development Activities within five (5) Business Days of August 21, 2006.
     1.57 “Proposal” shall have the meaning set forth in Section 2.1(b).
     1.58 “Regulatory Approval” means granting of all the Applicable Permits necessary for the commercialization of the Product including, but not limited to pricing, in a country of the Territory.

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     1.59 “Regulatory Filings” means any filing under the Act in the United States, or a corresponding filing required in other countries of the Territory, in which AVANIR, or its sublicensee, is seeking Applicable Permits, including any NDA.
     1.60 “Royalty” means the royalties due EURAND on Net Sales of the Product by or on behalf of AVANIR, its Affiliates or any sublicensee in accordance with Section 10.
     1.61 “Sales Milestones” means the events defined in Section 6.4.
     1.62 “Specifications” means the specifications for the Product as agreed upon in writing and as amended from time to time by the Parties.
     1.63 “Stage” means the subsections under the EURAND Development Activities as outlined in the Proposal.
     1.64 “Sublicensing Revenue” means with respect to Product only, any fees, including without limitation, up-front, milestone, or other license, marketing, development, or technology access payments or other consideration received by AVANIR or its Affiliates, *** , from a sublicensee, or acquirer in the event of a divestment pursuant to Section 7.4, in conjunction with any sublicense or commercialization agreement regarding the Product. For the avoidance of doubt, Sublicensing Revenue (i) shall not include *** (ii) shall include ***, and (iii) shall not include *** provided ***.
     1.65 “Term” shall have the meaning set forth in Section 11.1.
     1.66 “Territory” means the world.
     1.67 “Third Party” means any Entity other than EURAND or AVANIR or their respective Affiliates.
     1.68 “Third Party Infringement” shall have the meaning set forth in Section 8.7(a).
     1.69 “Third Party Payments” shall have the meaning set forth in Section 10.1(c).
     1.70 “Trademark” means trademarks, trade names, brand names, copyrights, logo types, symbols, service marks, designs, domain names and URLs, including, without limitation, registrations and applications for registrations thereof and all renewals, modifications and extensions thereof.
     1.71 “United States” means the United States of America, its territories, possessions, and jurisdictions in commonwealth with it.
     1.72 “***” means means (i) *** in an *** and *** within the *** , (ii) a *** in *** to *** to *** , or (iii) any *** in *** that is *** or *** to *** that has ***; in each case provided that such *** (a) *** or *** not ***, (b) ***, or *** or *** in a *** of a *** or *** that is *** or *** the *** for *** and (c) has ***.
2. PROGRAM
     2.1 General.

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          (a) AVANIR hereby engages EURAND, and EURAND hereby agrees to conduct the EURAND Development Activities in accordance with the Program, the Specifications, and the terms and conditions of this Agreement.
          (b) The EURAND Development Activities will be conducted as initially set forth in the product development proposal (attached as Exhibit A (“Proposal”)). EURAND shall assign professionally qualified personnel to perform the EURAND Development Activities and shall perform the EURAND Development Activities in compliance with the requirements of Applicable Laws, including cGMPs when appropriate. EURAND may delegate all or any portion of the EURAND Development Activities to one or more of EURAND’s Affiliates, provided that any such Affiliate will be bound by the terms and conditions of this Agreement, and that EURAND shall remain responsible for its obligations under this Agreement.
          (c) EURAND shall initiate the EURAND Development Activities promptly after the Effective Date, and EURAND shall carry out the EURAND Development Activities in accordance with the proposed timelines. AVANIR shall cooperate with EURAND in carrying out the Program. Each Party shall make available such of its scientific, regulatory, clinical, engineering, manufacturing and other personnel necessary to perform its respective responsibilities in accordance with the terms hereof.
          (d) Prior to the completion of Stage 1 of the Proposal the Parties shall meet and agree in writing on the pharmacokinetic profile (the “PK Profile”) and reasonable acceptance criteria (e.g., including the acceptable deviation from the agreed upon PK Profile) to be pursued in the Pilot Clinical Study.
          (e) With the exception of *** activities, EURAND shall *** pertaining to an *** the Proposal without *** . AVANIR shall not be liable for any costs or expenses incurred by EURAND or any other payments set forth in this Agreement in respect of *** conducted in ***.
          (f) AVANIR, at its sole discretion and expense, will be solely responsible for, conducting all aspects of the development of the Program other than the EURAND Development Activities (the “AVANIR Development Activities”), including, without limitation, determining the clinical and regulatory strategy for the Product, the conduct of any and all Clinical Studies, and the filing and maintenance of all Regulatory Filings, with the exception of the filing and maintenance of the DMF.
          (g) The Parties shall use prudence and reasonable care in the use, handling, storage, transportation, disposition and containment of the APIs, Formulation, CTM, and Product resulting from the EURAND Development Activities. The Parties agree that the APIs, Formulation, CTM, and Product will be used in compliance with all applicable statues and regulations, including without limitation those governing disposal of hazardous materials.
          (h) In connection with the EURAND Development Activities, AVANIR shall procure and supply to EURAND, such quantities of the APIs which EURAND may reasonably require, or as otherwise agreed in writing between the Parties. ***. Prior to receipt by EURAND of the APIs, AVANIR shall provide EURAND with all material information in AVANIR’s possession pertaining to procedures and warnings for the safe handling and use of the APIs, including, without limitation, material data safety sheets, and update the same during the course of the Agreement. AVANIR shall provide the APIs to EURAND at no cost to EURAND and such APIs shall meet AVANIR’s established specifications for the APIs. AVANIR shall deliver to EURAND with each such shipment of API a

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certificate of analysis stating that the API meets its specifications and has been manufactured in accordance with cGMP. Title and risk of loss for all APIs supplied to EURAND by AVANIR in accordance herewith, other than due to EURAND’s negligence, shall be and remain at all times with AVANIR. For the purposes of initiating the EURAND Development Activities, AVANIR shall provide EURAND with *** of each API.
     2.2 Program Changes. The Parties acknowledge that the nature of the development process is such that modifications to the Program (including modifications relating to the acquisition of additional equipment and materials) may be desirable or reasonably necessary at certain times for regulatory, legal, commercial or other reasons. In the event that either of the Parties believes that changes to the Program are required, that Party shall promptly notify the other Party in writing of the exact nature of such changes and the specific reasons therefor. The Parties shall then meet promptly to discuss the changes that may be needed. If the Parties agree that changes in the Program are required, the Parties shall amend the Program to reflect the necessary changes, and also to set out any appropriate change in cost or time necessary to fulfill the Program. Any mutually agreed increase in cost due to expansion of the Program shall be borne wholly by AVANIR ***.
3. SUPPLY OF CLINICAL AND COMMERCIAL MATERIAL
     3.1 Clinical Supply.
          (a) The Parties will mutually define specific quantities and timing for the manufacture and delivery of CTM for any and all Clinical Studies required during the Program and for purposes of obtaining all Applicable Permits.
          (b) Each shipment of CTM shall be sampled and analyzed by EURAND to determine if the shipment meets the Specifications. EURAND shall deliver to AVANIR with each such shipment of CTM a certificate of analysis stating that the CTM meets the Specifications and has been manufactured in accordance with cGMP and Applicable Laws.
          (c) AVANIR may conduct its own analyses on each shipment of the CTM delivered to AVANIR pursuant to this Agreement. AVANIR shall notify EURAND within *** Business Days after delivery of such CTM if there are shortages, or within *** Calendar Days if the same does not meet the Specifications or terms and conditions of this Agreement, or is adulterated or misbranded within the meaning of the Act. Unless AVANIR advises EURAND that a shipment is unsatisfactory within *** Calendar Days of its receipt, or if AVANIR uses such CTM in a Clinical Study, such shipment shall be deemed accepted.
          (d) In the event any dispute arises between EURAND and AVANIR concerning the acceptability of any shipment of CTM, the Parties agree to cooperate in good faith to resolve any disputes arising therefrom and, in the event that the Parties shall be unable to resolve such dispute within *** Calendar Days from the date of AVANIR’s notice pursuant to this Section 3.1, then if the dispute involves whether or not the CTM meets the Specifications, the Parties shall submit such dispute to a mutually agreed-to independent laboratory. The determination by such laboratory shall be final and binding on the Parties and the costs therefor shall be borne by the non-prevailing Party. AVANIR shall not dispose of any CTM claimed by it not to comply with the terms and conditions hereof until resolution

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of any dispute with respect thereto. EURAND shall supply retained samples to such independent laboratory for testing. If the dispute concerning the acceptability of any shipment does not relate to whether the CTM meets the Specifications, the dispute shall be settled in accordance with Section 13.15 hereof.
          (e) EURAND shall replace, *** any CTM delivered hereunder that is rejected in good faith by AVANIR and agreed to by EURAND or that fails to satisfy the representations and warranties set forth herein, unless subject to a dispute under Section 3.1(d). EURAND’S LIABILITY UNDER SUCH WARRANTY IS LIMITED TO THE REPLACEMENT OF SUCH CTM, PROVIDED *** AND ***.
          (f) Unless otherwise agreed upon by the Parties, EURAND is not responsible for the conduct, costs and/or expenses of the Clinical Studies and/or the preparation, filing, and prosecution of the Regulatory Filings, with the exception of the DMF.
          (g) EURAND shall retain sole responsibility for releasing the CTM to AVANIR or to the clinical sites if clinical sites have been designated for receipt of the CTM by AVANIR.
     3.2 Delivery. All CTM and Product shall be shipped FCA (Incoterms 2000) EURAND’s manufacturing facility in the ***, currently located in ***, at AVANIR’s expense via a carrier identified by AVANIR. Delivery shall occur, and title and risk of loss of such quantities of the CTM and Product shall pass to AVANIR, upon delivery of such material to such common carrier. AVANIR shall be responsible for freight and insurance charges.
     3.3 Commercial Supply Agreement. Promptly following the delivery of CTM for the first Pivotal Clinical Study as indicated by the payment by AVANIR of the Development Payment pursuant to Section 6.3(e), the Parties shall enter good faith negotiations for the purpose of executing a Commercial Supply Agreement under which EURAND will exclusively manufacture the Product. Such Commercial Supply Agreement will include reasonable and customary terms pursuant to which EURAND will supply the Product at *** to be set initially when the final Specifications for the Product have been agreed upon by the Parties. Such initial transfer pricing shall *** $*** (for a Product ***). The *** of the Effective Date and is subject to the following assumptions being met: (i) that the *** of the Product is no later than the end of Calendar Year *** and (ii) that the Formulation of the Product is not materially different than that which is proposed in the Proposal. The Parties acknowledge that the *** validation and prior to the Approval Date of the NDA by the FDA. The Parties further acknowledge that AVANIR’s initial good faith *** for the Product is ***. The price expressed above shall include all costs for *** or other ***. The Commercial Supply Agreement shall include provisions under which adjustments to the initial price and subsequent annual prices may be made by EURAND, including but not limited to, increases in raw material costs, changes to the Formulation or manufacturing process requested by AVANIR, or changes in Applicable Laws or practice dictated by *** or the FDA, ***, which *** or ***. The Commercial Supply Agreement additionally shall assign roles and responsibilities for *** the Product, and include provisions and circumstances under which EURAND, pursuant to Section 7.2, shall provide ***. Those circumstances include (i) *** of EURAND, (ii) ***, or (iii)***.
4. REGULATORY
     4.1 During the Program, to the extent required by the FDA to conduct Clinical Studies or to receive Applicable Permits in the United States, EURAND shall prepare a DMF and submit the DMF to

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the FDA. EURAND will provide AVANIR with an authorization letter such that AVANIR can reference the DMF in its Regulatory Filings. *** , and *** a *** and *** but *** and ***. In the event that a *** hold on the Program or material delay in a regulatory process is due to the negligence of EURAND in the preparation or submission of the DMF or results in material deficiencies in the DMF noted by the FDA, *** or *** the ***. The cost of EURAND personnel associated with resolving such deficiencies shall be solely borne by EURAND. EURAND shall notify AVANIR of the submission date for the DMF, or any subsequent revisions or amendments thereto, at least *** Business Days prior to each such submission, and notify AVANIR within *** Business Days regarding any material issues with respect to the filing or maintenance of the DMF.
     4.2 The Parties shall cooperate fully with each other so as to diligently complete the Pre-Registration Activities, and shall inform each other regularly *** of the progress of all Pre-Registration Activities.
     4.3 Following completion of the Pre-Registration Activities, ***, and ***, AVANIR shall *** submit an NDA for the Product in the United States. EURAND shall have the right to review and comment upon the portions of proposed protocols and investigator brochures for any Clinical Studies solely relating to the EURAND Intellectual Property Rights and EURAND’s Confidential Information. AVANIR shall consider such changes suggested by EURAND in good faith to the extent they are Commercially Reasonable and comply with Applicable Laws. With exception of the DMF, it is understood that the Parties’ intentions are to have AVANIR prepare and make all other necessary filings with the FDA required to seek Regulatory Approval in the United States. EURAND agrees, upon written request from AVANIR, to promptly provide AVANIR with such information as AVANIR may reasonably require to complete any and all such regulatory filings and submissions, unless such information is contained in the DMF in which case the information will be filed with the DMF. AVANIR shall own and be the holder of the NDA and the Applicable Permits and EURAND shall own the DMF with AVANIR, its Affiliates, and sublicensees having full rights to reference such DMF as necessary for Regulatory Filings worldwide.
     4.4 AVANIR shall notify EURAND of the submission date of each Regulatory Filing at least *** Business Days prior to such submission, and notify EURAND of the Approval Dates not later than *** Business Days after each such date. After submitting the Regulatory Filings, AVANIR shall use Commercially Reasonable Efforts in diligently prosecuting the Regulatory Filings before the FDA so as to obtain the Applicable Permits for the sale of the Product throughout the Territory as quickly as feasible. AVANIR shall update EURAND on the status of all Regulatory Filings and Applicable Permits in the Territory every Calendar Quarter following completion of the Pre-Registration Activities and thereafter on the status of its progress toward making the First Commercial Sale of the Product in the United States and throughout the Territory. AVANIR shall notify EURAND within *** Business Days of the date of First Commercial Sale in each country of the Territory.
     4.5 EURAND and AVANIR shall cooperate with respect to preparing, prosecuting, and maintaining necessary Regulatory Filings and Applicable Permits.
     4.6 EURAND shall give AVANIR reasonable notice of any impending governmental or Third Party audit of EURAND that directly relates to the manufacture or testing of the Product or CTM supplied to AVANIR pursuant to this Agreement or which are of general impact which could reasonably be expected to materially interfere with EURAND’s ability to perform under this Agreement, and *** or ***. In the event that any such audit involves an inspection of a EURAND facility, then EURAND shall

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provide AVANIR the opportunity to be on-site during such inspection, provided that AVANIR acknowledges that EURAND does not control the timing of such inspections and, as such, cannot guarantee timing that will permit AVANIR’s attendance. AVANIR’s participation in any such audit shall be limited to that of being an observer. EURAND shall also provide AVANIR the opportunity to *** Business Days *** or *** or *** and shall *** AVANIR with the results of *** following its conclusion which are directly related to the Product or CTM; however, while EURAND will give any comments or suggestions of AVANIR good faith consideration, EURAND shall have the final discretion in responding to any such audit. EURAND agrees that AVANIR shall have the right from time to time during the term of this Agreement to carry out an audit of EURAND’s *** facility for conformance with cGMPs, but not more than once per Calendar Year, unless an audit results in adverse findings in which case AVANIR shall be entitled to re-audit EURAND with respect to such adverse findings pursuant to this Section 4.6 without reference to the once per Calendar Year limitation. AVANIR must provide advanced written notice at least *** Business Days prior to such audits and audits may only be scheduled at the consent and approval of EURAND, such approval not to be unreasonably delayed or withheld.
     4.7 Within *** Business Days EURAND shall provide AVANIR with notification of its receipt of any of the following related to the manufacture or testing of the Product or CTM or that would materially impair its ability to perform under this Agreement: a copy of any list of observations (Form FD 483), warning letter, information letter, regulatory letter or the like issued by the FDA as well as provide AVANIR an opportunity to review any written response and shall consider any comments by AVANIR in good faith prior to submission to the issuing agency. However, EURAND shall have sole discretion regarding the resolution of any matter pertaining to such inspections and submissions.
     5. INFORMATION AND USE.
     5.1 EURAND shall furnish AVANIR with reports summarizing the progress of the Program as described in the Proposal during the course of the Program, and as requested by AVANIR and mutually agreed upon by the Parties from time to time.
     5.2 AVANIR shall expressly not analyze, nor have analyzed, the Product or CTM for the purpose of reverse engineering the EURAND Intellectual Property Rights.
     5.3 AVANIR shall own all Data and shall provide EURAND with the Data. Except pursuant to Section 5.4 or as otherwise agreed between the Parties in writing, EURAND shall only use the Data to complete the EURAND Development Activities. EURAND shall *** or *** except in the performance of this Agreement.
     5.4 For the purposes of demonstrating to Third Parties the benefits of the EURAND Intellectual Property Rights, EURAND is entitled to disclose to Third Parties the numerical values underlying the results obtained by or provided to AVANIR and/or the Data, provided that (i) EURAND first provides such materials to AVANIR for approval, such approval not to be unreasonably withheld, and (ii) AVANIR’s name, the name of the Drug Combination, or information by which a Third Party could reasonably determine the identity of the Drug Combination or AVANIR shall not be disclosed.

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6. COMPENSATION
     6.1 Development Fees.
          (a) EURAND shall invoice AVANIR on or after the last Business Day of each calendar month for its personnel time, costs and expenses incurred in performance of the Program pursuant to this Agreement. AVANIR shall also reimburse EURAND for all out-of-pocket expenses associated directly with the performance of the Program, provided they are disclosed to and approved by AVANIR in writing in advance.
          (b) EURAND’s monthly invoice shall reflect an *** $*** until ***; such rate may be adjusted *** each Calendar Year thereafter by EURAND to reflect reasonable and customary changes to its billing rates, ***. EURAND’s invoiced personnel time shall *** percent (***%), unless attributable to changes under Section 2.2, or an additional expense under Section 6.2, or as otherwise agreed to in advance and in writing by AVANIR.
     6.2 Additional Expenses. In addition to the cost estimates set forth in Exhibit A hereto, AVANIR shall be responsible for the following additional costs and/or expenses:
          (a) the cost of any additional development work performed by EURAND in accordance with Section 2.2;
          (b) the cost of any CTM required for the conduct of additional Clinical Studies not already included in the Proposal, provided that the manufacture of such material is approved in advance by AVANIR;
          (c) the cost of any external contract research;
          (d) the packaging of CTM;
          (e) the cost of the APIs; and
          (f) the cost of any dedicated, project-specific consumables or other equipment, if approved in advance by AVANIR in writing.
     6.3 Development Payments. In consideration of EURAND’s performance of the EURAND Development Activities, AVANIR shall pay EURAND the following non-refundable Development Payments in United States dollars upon achievement of the following events (“Development Milestones”):
          (a) $*** upon Program Initiation.
          (b) $*** upon delivery of a *** pursuant to *** of the Proposal *** Calendar Days of ***. In the event that the ***, or *** as otherwise agreed upon in writing between the Parties, are not delivered by this date, this payment will be *** $*** and shall be due upon delivery of the ***; provided, however, if such delivery shall not have occurred *** Calendar Days following Program Initiation, *** and ***. In the event that AVANIR requires a material change to the requirements for any of the ***

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described in this Section 6.3(b), then the Parties shall agree in writing on an appropriate time extension for delivery of the *** .
          (c) $*** upon delivery of *** of each of *** Formulations of the CTM, or as otherwise agreed by the Parties in writing, for the Pilot Clinical Study within *** Calendar Days following the latter of (i) written approval by AVANIR to proceed with CTM *** following the *** pursuant to Section 6.3(b), or (ii) the date of delivery to EURAND of the APIs necessary for conducting the EURAND Development Activities pursuant to *** of the Proposal, amounts to be agreed by the Parties during Stage 1. In the event that the delivery of CTM for the Pilot Clinical Study is not delivered by this date, this payment will be reduced to $*** and will be due when such CTM is delivered; provided, however, if such delivery shall not have occurred within *** Calendar Days of the later to occur of the events set forth in clauses (i) and (ii) of the preceding sentence, *** and ***. In the event that AVANIR requires a material change to the requirements for any of the *** selected to be produced as CTM pursuant to this Section 6.3(c), then the Parties shall agree in writing on an appropriate time extension for delivery of the ***.
          (d) $*** upon achieving the ***, in the Pilot Clinical Study, or any subsequent Clinical Study. AVANIR shall notify EURAND within *** Business Days of the *** being achieved.
          (e) $*** upon delivery of the CTM for the first Pivotal Clinical Study. Such CTM shall be *** at a *** that is equal to *** percent (***%) of the *** required for *** of the Product, whichever is greater.
          (f) $*** upon *** for the Product with the United States FDA.
          (g) $*** upon completion of the ***, which shall be considered complete upon receipt by AVANIR of the *** of the Product.
          (h) $*** upon the first Approval Date for the Product in the United States.
     6.4 Sales Milestones. AVANIR shall pay EURAND the *** described in subsections (a)-(c) below (“Sales Milestones”) in United States dollars within *** Calendar Days of achievement of the corresponding events:
          (a) $*** upon first achieving U.S. $*** in Net Sales of the Product in the *** in any Calendar Year during the Term.
          (b) $*** upon first achieving U.S. $*** in Net Sales of the Product in the *** in any Calendar Year during the Term.
          (c) $*** upon first achieving U.S. $*** in Net Sales of the Product in the *** in any Calendar Year during the Term.
          (d) Each Sales Milestone shall be made only one time and in no event shall more than *** in this Section 6.4 ***. The highest applicable ***.

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          (e) If a higher Sales Milestone is paid in lieu of a lower Sales Milestone pursuant to Section 6.4(d) above, then the lower Sales Milestone shall be paid in a subsequent Calendar Year if the corresponding event is achieved in such subsequent Calendar Year for such lower Sales Milestone.
     6.5 Payments. All payments to EURAND under this Section 6 shall be paid by wire transfer in U.S. Dollars according to the wire transfer instructions provided by EURAND. AVANIR shall make payments to EURAND for amounts due under this Section 6 within *** Calendar Days of the receipt of the invoice from EURAND. In the event AVANIR fails to pay the amounts due as set out above within the time agreed, EURAND shall at its discretion impose a late payment fee on AVANIR equivalent to *** percent (***%) of the outstanding amount due per month, unless such payment is subject to a good faith dispute between the Parties. EURAND shall submit invoices to:
Avanir Pharmaceuticals, Inc.
101 Enterprise, Suite 300
Aliso Viejo, CA 92656
Attention: Chief Financial Officer
Fax: (949) 643-6800
7. LICENSE
     7.1 Research License Grant. Subject to the terms of this Agreement, EURAND hereby grants AVANIR an *** license under the EURAND Intellectual Property Rights and the Formulation, in the Territory to use the CTM manufactured by EURAND to conduct the Clinical Studies required to file and maintain the Regulatory Filings.
     7.2 Commercial License Grant. Subject to the terms of this Agreement, EURAND hereby grants AVANIR an exclusive, royalty-bearing license under the EURAND Intellectual Property Rights in the Territory to use, offer for sale, import and sell the Product. EURAND hereby grants AVANIR a license under the EURAND Intellectual Property Rights, in the Territory to make, and have made, the Product to the extent permitted under the Commercial Supply Agreement.
     7.3 Right to Sublicense. The license grant under Section 7.2, subject to Section 10, includes the right to grant sublicenses in the Territory by AVANIR provided that:
          (a) AVANIR ***;
          (b) AVANIR pays EURAND the Royalty and Sublicensing Revenue due EURAND under section 10.1; and
          (c) the sublicensee agrees to be bound by all the applicable obligations of this Agreement, with the exception of the payment of the Royalty and the payment of Sublicensing Revenue pursuant to Section 10.1(both of which shall be the responsibility of AVANIR); and
          (d) Within *** Business Days of the end of every Calendar Quarter following the First Commercial Sale, AVANIR shall notify EURAND of any sublicensees that are in default with respect to the payment of any Sublicensing Revenue. AVANIR shall use commercially reasonable efforts to collect the Sublicensing Revenue promptly from any sublicensee that is in default. In the event that the

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sublicensee fails to pay the Sublicensing Revenue within *** Calendar Days of the date the Sublicensing Revenue was originally due for payment, AVANIR shall, upon EURAND’s request, terminate the sublicense agreement and/or bring and diligently prosecute an action against the sublicensee for payment. Additionally, nothing under this agreement nor any sublicense agreement shall obligate EURAND to supply Product to any sublicensee that is in default with respect to the payment of any Sublicensing Revenue and EURAND shall have the right to terminate the sale of Product to any sublicensee that is in default until such time as the sublicensee cures the default.
          (e) For the avoidance of doubt, EURAND shall be the exclusive manufacturer for all of AVANIR sublicensees’ commercial requirements for the Product pursuant to the Commercial Supply Agreement.
     7.4 Divestment of Product. The license grant under Sections 7.2 and 7.6 includes the right to transfer Applicable Permits and other intangibles for the Product, and rights under this Agreement, (“Product Rights”) in the Territory to a Third Party by AVANIR provided that: (i) ***, (ii) *** (iii) *** and (iv) *** and *** Net Sales of the *** acquirer (or provision is otherwise made by AVANIR for full payment of such ***). For the purpose of this Agreement, any and all compensation received by AVANIR as a result of such sale or divestment of the Product Rights shall be considered Sublicensing Revenue and subject to Section 10.1(d). In the event that AVANIR receives consideration other than cash for the Product Rights, the compensation payable to EURAND shall be based on the fair market value thereof, as determined in good faith by the Chief Commercial Officer of EURAND (or his designee) and the Chief Financial Officer of AVANIR (or his designee). This Section 7.4 shall only apply to the commercial divestment of the Product Rights by AVANIR, and shall not apply to (i) any transfer of Applicable Permits to a Third Party solely to meet governmental or regulatory requirements, so long as commercial sales remain for the benefit of AVANIR, its Affiliates, or any sublicensees, or (ii) the sale of all, or substantially all, of the business of AVANIR, whether by merger or otherwise. A sale of all, or substantially all, of the business of AVANIR, whether by merger or otherwise, shall instead be subject to Section 13.1 hereof. For the avoidance of doubt, the sale of AVANIR or of all or substantially all of its assets in a merger or acquisition transaction shall not be deemed to be a sale of Product Rights. AVANIR is hereby expressly permitted to assign the Commercial Supply Agreement to an acquirer of the Product Rights and such agreement shall contain a provision expressly permitting such assignment.
     7.5 Retained Rights. Subject to the terms and conditions of this Agreement, EURAND retains the right to use and/or license others to use the EURAND Intellectual Property Rights for every purpose or use except for those uses exclusively licensed to AVANIR in Sections 7.1 and 7.2. Unless and until the Parties agree otherwise EURAND retains all rights to manufacture the Product.
     7.6 Use of EURAND’s Trademark by AVANIR. AVANIR may market the Product under a Trademark of its choosing. In addition, AVANIR, except where prohibited by Applicable Laws, will refer to EURAND’s *** (the “EURAND Trademarks”) on the pack, internal leaflet and promotional material of the Product. For this purpose, EURAND hereby grants AVANIR a non-exclusive license to use, and sublicense the right to use, the EURAND Trademarks (the “EURAND Trademark License”) in the sale and marketing of the Product provided the Product has been manufactured by, on behalf of, or under a license from EURAND. Prior to printing materials containing the EURAND Trademarks, AVANIR shall use Commercially Reasonable Efforts to send EURAND, not less than *** Business Days prior to their distribution, a sample of such materials (in final or substantially final form) for prior approval, which approval shall not be unreasonably withheld or delayed; provided, however, that AVANIR may make subsequent changes to such materials other than changes to the EURAND

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Trademarks without subsequent approval from EURAND. AVANIR covenants that its use of the EURAND Trademarks shall be strictly in accordance with the terms of this Agreement and that all rights to and ownership of the EURAND Trademarks shall remain with EURAND. The EURAND Trademark License shall not extend to the sale or marketing of any product which is not manufactured by EURAND or that is otherwise not in accordance with this Section 7.6.
     7.7 EURAND License. AVANIR hereby grants Eurand a royalty-free license under the AVANIR Intellectual Property Rights to the extent necessary to enable EURAND to perform the EURAND Development Activities under the Program and to manufacture and supply CTM and Product in accordance with this Agreement.
8. INTELLECTUAL PROPERTY
     8.1 Data. AVANIR shall exclusively own the Data, provided that EURAND may use the Data subject to and in accordance with Sections 5.3 and 5.4.
     8.2 Formulation. EURAND shall exclusively own the Formulation, subject to the licenses to AVANIR in accordance with Section 7. Upon receipt by EURAND of *** shall ***. For the avoidance of doubt, *** under this Section 8.2 shall not include, by implication or any other theory, any ownership rights under the EURAND Intellectual Property Rights. Accordingly, ***, AVANIR shall be entitled to enforce its rights in the *** to prevent Third Parties from making, having made, using, or selling the Product but, absent the licenses granted under Sections 7.1 and 7.2 above, AVANIR shall not have the right to use, sell, or offer for sale the Product itself.
     8.3 Know-How.
          (a) Know-How developed by either Party or jointly by the Parties during the course of the performance of this Agreement, including any Patent Rights related thereto, shall be:
               (i) ***
               (ii) ***.
          (b) Each Party shall be free to use and practice such Know-How owned by it without the consent of the other and without an obligation to notify the other Party of such intended use or to pay royalties or other compensation to the other by reason of such use, provided such use, disclosure or license does not conflict with the rights granted to the other Party under this Agreement.
     8.4 Patents.
          (a) Each Party shall be responsible, at its own expense, for filing and prosecuting patent applications with respect to the Patent Rights owned by it, as it deems appropriate, and for paying maintenance fees on any patents issuing therefrom during the Term. Each Party shall promptly render all necessary assistance reasonably requested by the other Party, at such other Party’s expense, in applying for and prosecuting patent applications based on Know-How owned by such other Party under this Agreement.

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          (b) With respect to the Patent Rights included in the Formulation, EURAND shall prepare, file, prosecute, maintain and extend any and all Patent Rights related to the Formulation in the United States, the United Kingdom, France, Germany, Spain, Italy, Japan and such other countries as the Parties may mutually agree. EURAND’s right and obligation shall *** hereof until such time as the patents issue. Upon ***, EURAND’s prosecution of the Patent Rights included in the Formulation shall be at AVANIR’s expense. Notwithstanding the foregoing, EURAND will provide copies of all such applications and all material correspondence relating thereto to AVANIR and AVANIR shall have the right to review the same and to make recommendations to EURAND concerning them and their prosecution, which recommendations EURAND shall consider in good faith. In the event that EURAND desires to file and prosecute Patent Rights relating to the Formulation in a country in which AVANIR does not desire to prosecute such Patent Rights, EURAND may do so at its own expense and the foreign application will, from its inception, be treated as an application owned by EURAND under Section 8.4(f) below. At any time EURAND may elect to relinquish its rights with respect to the filing, prosecution and maintenance of the Patent Rights relating to the Formulation to AVANIR, provided that EURAND gives AVANIR sufficient advance notice in writing and that in relinquishing such rights EURAND does not jeopardize or prejudice the Patent Rights relating to the Formulation in any material way.
          (c) Any information contained in a patent filing by a Party under this Agreement shall be subject to the confidentiality provisions of Section 13.2, and the Confidential Information of a Party may not be used by the other Party in a patent filing without the express written consent of such first Party.
          (d) Each Party represents and warrants that each of its employees, Affiliate’s employees, consultants or agents who will have responsibilities and will conduct activities under this Agreement have entered into an agreement that provides for assignment to such Party of all inventions made by such person during the course of his or her performance of responsibilities and activities under the Agreement.
          (e) Each Party shall keep the other Party advised as to all material developments with respect to all filing, prosecution and maintenance of Patent Rights arising under this Section 8.4 by providing to such other Party a copy of all patent applications and material written communications, relating thereto, received from or sent to the patent and trademark offices within the Territory, within *** Calendar Days of the date on which such communications are received or sent by such first Party.
          (f) If EURAND decides to discontinue the prosecution or maintenance of any of the Patent Rights it owns per Sections 8.2 or 8.3(a)(i) of this Agreement, EURAND shall provide written notice to AVANIR at least *** Calendar Days prior to any patent bar date or any due date for payment or any other action, and AVANIR shall then be free to file or to continue the prosecution or maintenance of any such application, and to maintain any patent issuing thereon in the U.S. and in any foreign country at its sole expense. Any such patents shall then become the property of AVANIR at no additional consideration (except, for the avoidance of doubt, the obligation to pay EURAND the Royalty or percentage of Sublicensing Revenue pursuant to Section 10.1, the Development Payments pursuant to Section 6.3, and the Sales Milestones pursuant to Section 6.4) and EURAND will execute and deliver such patent assignment and other documents to effect such transfer as reasonably requested by AVANIR.
          (g) If AVANIR decides to discontinue the prosecution or maintenance in the United States, the United Kingdom, France, Germany, Spain, Italy or Japan of any of the Patent Rights pertaining to the Formulation, AVANIR shall give EURAND written notice of at least *** calendar days prior to

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any patent bar date or any due date for payment or any other action, and EURAND shall then be free to file or to continue the prosecution or maintenance of any such application, and to maintain any patent issuing thereon in the United States, the United Kingdom, France, Germany, Spain, Italy or Japan at its sole expense. Any such patents shall then become the property of EURAND at no additional consideration and AVANIR will execute and deliver such patent assignment and other documents to affect such transfer as reasonably requested by EURAND. AVANIR shall continue to possess the licenses granted pursuant to this Agreement in respect of any such Patent Rights and shall be obligated to continue to pay any Royalties or Sublicensing Revenue due.
     8.5 Infringement. In the event that a claim of infringement of a Third Party’s Patent Rights is made or brought against either Party, the Party receiving such claim shall promptly inform the other Party, and the Parties shall consult with each other in order to develop a strategy for addressing the alleged infringement. Each Party shall reasonably cooperate with the other in any investigations undertaken to determine any potential infringement. To the extent the alleged infringement relates solely to the use of the EURAND Intellectual Property Rights, EURAND shall take one or more of the following actions at *** :
          (a) ***
          (b) ***
          (c) ***.
     8.6 To the extent the alleged infringement (a) does not relate to the EURAND Intellectual Property Rights or (b) arises under 35 USC Section 271(e)(2), AVANIR shall, at its sole cost and expense, defend the claim and indemnify and hold EURAND harmless.
     8.7 Third Party Infringement of Patents.
          (a) To the extent related to or involving any Competitive Product, each Party shall promptly report in writing to the other Party during the Term any (i) known infringement or suspected infringement of any of the patented inventions in the *** or the ***, (ii) unauthorized use or misappropriation of Confidential Information or *** by a Third Party, or (iii) known infringement or suspected infringement relating to either the Formulation or Product (in each case, “Third Party Infringement”) of which it becomes aware, and shall provide the other Party with all available evidence indicative of said infringement, suspected infringement or unauthorized use or misappropriation.
          (b) In the event of a report of a Third Party Infringement under Section 8.7(a), EURAND and AVANIR shall consult with each other in order to develop a strategy for addressing the Third Party Infringement. Pursuant to such strategy, *** shall have the right, but not the obligation, to commence and control any Action against Third Party Infringement at its own expense. An “Action” for purposes of this Section 8.7 shall be any legal action or proceeding, or the filing of any counterclaim. In the event that *** elects not to bring an Action or fails to do so within *** Calendar Days after the consultation contemplated by this Section 8.7, *** shall have the right to do so jointly with ***, or if *** is not agreeable to bringing the action jointly, *** shall have the right to bring the Action alone, but only if it pertains solely to infringement of *** or misappropriation of ***.

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          (c) In any Action pursuant to Section 8.7(b), any damages or other recovery, including compensatory and other non-compensatory damages or recovery actually received from a Third Party, shall be allocated first to reimburse the costs and expenses, including reasonable attorneys’ fees and expert witness fees, of the Party commencing such Action and then to reimburse the other Party, if any, for such costs and expenses. If the Parties pursued such Action jointly, they shall be reimbursed pari passu. Reimbursement shall be made first from any compensatory damages including attorneys’ fees and costs recovered. If any balance remains of the damages or other recovery made from the Third Party after such reimbursement, the balance shall be shared *** percent (***%) to AVANIR and *** percent (***%) to EURAND. If EURAND pursues such Action pursuant to Section 8.7(b) alone, then EURAND shall retain the entire balance of the damages received from such Third Party.
          (d) In the event that a Party (the “Nonparticipating Party”) does not desire to participate in an Action, ***, if necessary, but such *** shall be under no obligation to *** except to the extent that such *** is *** as the *** of ***. The Nonparticipating Party shall also offer reasonable assistance in connection therewith at no charge to the other Party except for reimbursement of reasonable out-of-pocket expenses. If either Party desires to retain counsel independently, at its own expense, the Party may do so, but it shall not relieve the Party of its obligations under this section.
9. REPRESENTATIONS AND WARRANTIES
     9.1 By Both Parties.
          (a) Each Party represents and warrants to the other that it is authorized to enter into and to perform its obligations under this Agreement.
          (b) Each Party represents and warrants to the other that its obligations created under this Agreement do not conflict in any manner with any of its previous obligations.
          (c) Neither Party warrants that the performance of the Program will result in a commercially viable Formulation or Product.
     9.2 By EURAND.
          (a) Subject to Section 8.4(f), EURAND covenants, in good faith, to prosecute and maintain the Patent Rights included in the *** in the Territory and with respect to the rights in *** that arise under *** from others, EURAND covenants to maintain those *** in full force and effect.
          (b) EURAND represents that to the best of its knowledge as of the Effective Date there are no pending or threatened claims or legal actions asserting that the patents included in the EURAND Intellectual Property Rights are invalid or unenforceable in the Territory or infringe Third Party rights.
          (c) EURAND shall not, during the Term, ***, ***, ***, or *** or ***. For the avoidance of doubt, the foregoing provision shall not be construed to prevent EURAND from *** or *** or *** or ***, or ***.

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          (d) EURAND warrants that the CTM supplied to AVANIR will as appropriate: (i) meet the Specifications; (ii) be manufactured in accordance with the DMF (if applicable), (iii) be produced in a facility and in a manner compliant with cGMP and all other Applicable Laws, rules, regulations, guides and guidances of other jurisdictions as in effect from time to time where Product manufactured pursuant to this Agreement is destined for use or sale; and (iv) when shipped, shall not be adulterated or misbranded within the meaning of the Act.
          (e) EURAND warrants with respect to the Formulation (excluding the Drug Combination) that as of the Effective Date EURAND is not aware of any quality, toxicity, safety, or efficacy issues that would impair the approval of commercial sale of the Product.
          (f) EURAND represents and warrants that it will not use in any capacity, in connection with the services or activities to be performed under this Agreement, any person who has been debarred pursuant to Section 306 of the Act, or who is the subject of a conviction described in such section. EURAND agrees to inform AVANIR in writing promptly if it or any person who is performing services hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or is threatened, relating to the debarment or conviction of such Party or any person performing services hereunder.
          (g) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EURAND EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ALL WARRANTIES WITH RESPECT TO THE EURAND INTELLECTUAL PROPERTY RIGHTS, THE FORMULATION, THE CTM OR THE PRODUCT, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER.
     9.3 By AVANIR.
          (a) Subject to Section 8.4(g), AVANIR covenants, in good faith, to maintain in the United States, the United Kingdom, France, Germany, Spain, Italy and Japan any of the issued claims included within the Patent Rights, to the extent they relate to *** pursuant to Section ***.
          (b) AVANIR represents that to the best of its knowledge as of the Effective Date there are no pending or threatened claims or legal actions asserting its use of the Drug Combination under this Agreement will, in the Territory, constitute an infringement of any patents, trade secrets, or other industrial or intellectual property rights.
          (c) AVANIR shall not, during the Term, develop, manufacture, market, or assist any Third Party in developing, manufacturing or marketing a Competitive Product, nor any extended release product containing any combination of dextromethorphan hydrobromide with any metabolism inhibitor, nor any extended release version of dextromethorphan hydrobromide or quinidine sulfate.
          (d) AVANIR will not and will cause its Affiliates and sublicensees not to analyze any of the samples, prototypes or CTM provided hereunder for the purpose of reverse engineering the EURAND Intellectual Property Rights.
          (e) AVANIR warrants that the API supplied to EURAND will as appropriate: (i) meet the Specifications; (ii) be produced in a facility and in a manner compliant with cGMP and all other

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Applicable Laws; and (iii) when shipped, shall not be adulterated or misbranded within the meaning of the Act.
          (f) AVANIR represents and warrants that it will not knowingly use in connection with the conduct of clinical trials of the Product, any person who has been debarred pursuant to Section 306 of the Act, or who is the subject of a conviction described in such section. AVANIR agrees to inform EURAND in writing promptly if it or any person who is performing such services hereunder is debarred or is the subject of a conviction described in Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or is threatened, relating to the debarment or conviction of such Party or any person performing services in connection with the conduct of clinical trials on the Product.
          (g) EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, AVANIR EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ALL WARRANTIES WITH RESPECT TO THE AVANIR INTELLECTUAL PROPERTY RIGHTS, THE DRUG COMBINATION, THE API, AND THE PRODUCT, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER MATTER.
10. ROYALTY
     10.1 Payment.
          (a) AVANIR shall pay EURAND a Royalty of *** percent ***%) of the Net Sales of the Product sold by AVANIR, its Affiliates, and their sublicensees in the *** for the Term of the Agreement; provided that any such payment shall be made ***. AVANIR shall pay EURAND a Royalty of *** percent (***%) of the Net Sales of the Product sold by AVANIR, its Affiliates, and their sublicensees in the *** for *** years from the ***; in the event that *** is in effect.
          (b) In the event that a court or a governmental agency of competent jurisdiction requires AVANIR, its Affiliates or any of their sublicensees to grant a compulsory license to a Third Party permitting such Third Party to sell the Product in the United States, then for the purposes of calculating the Royalty for the Product, if any, the applicable royalty rate shall be reduced to that applicable to the compulsory license, if lower.
          (c) The statements in Sections 9.2(b) and 9.3(b) notwithstanding, the Parties acknowledge that, during the Term, *** or *** may be *** from *** or *** and ***. Subject first to EURAND’s rights and obligations under Section 8.5, ***. If EURAND is unable to effect any of the actions described in Section 8.5, and as a result of AVANIR *** (collectively, “***”) solely in order for AVANIR to practice the EURAND Intellectual Property Rights granted in Sections 7.2 and 7.6 without infringing such Third Party’s rights, ***, other than *** as described in Section 6.1 or the *** for Product *** EURAND. Any ***. AVANIR shall be entitled to *** (i) to the extent ***, and (ii) only with respect to ***. For the avoidance of doubt, EURAND will have no obligation to make any payments to either AVANIR or to such Third Party under this Section 10.1(c) in order for AVANIR to practice its rights under the EURAND Intellectual Property Rights.

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          (d) AVANIR shall pay EURAND a portion of any and all Sublicensing Revenue received by AVANIR or its Affiliates from sublicensees in respect of rights to sell and sales of the Product outside the United States in the following manner: (i) *** percent (***%) if AVANIR does not have an obligation to pay The Center for Neurological Studies in San Diego, CA a portion of the Sublicensing Revenue equal to *** percent (***%) or ***, or (ii) *** percent (***%) if AVANIR does have an obligation to pay The Center for Neurological Studies in San Diego, CA a portion of the Sublicensing Revenue equal to *** percent (***%) or ***. Sublicensing Revenue received by AVANIR or its Affiliates in currencies other than U.S. Dollars shall be converted to U.S. Dollars using the rate of exchange prevailing at the Chemical Bank, New York, NY (or such bank as EURAND and AVANIR mutually agree from time to time), for the last Business Day of the applicable period.
          (e) In any jurisdiction outside the United States where AVANIR sells Product on its own behalf or through Affiliates, AVANIR shall pay to EURAND, in lieu of the payments due pursuant to Section 10.1(d), a Royalty on such Net Sales at a rate that bears the same percentage relationship to the applicable rate paid in the United States pursuant to Section 10.1(a), as the *** of the Product in such jurisdiction during the applicable Calendar Quarter *** in the United States during the applicable Calendar Quarter. Notwithstanding the foregoing, the royalty rate effective pursuant to this Section 10.1(e) shall not be reduced below a minimum royalty rate of *** percent (***%).
          (f) No later than *** Calendar Days after the end of each Calendar Quarter, AVANIR shall report to EURAND the following:
               (i) the Net Sales of the Product and the Royalty in the previous Calendar Quarter, including a complete and detailed accounting of AVANIR’s, its Affiliates’, and its sublicensees’ gross sales and deductions thereto made to arrive at Net Sales in sufficient detail (including but not limited to discounts, allowances, rebates, fees; and of units sold, samples distributed, and units disposed of other than by sale) to enable EURAND to determine the amounts due under this Agreement; and
               (ii) the ***.
          (g) Payment by AVANIR to EURAND under this Section 10 shall be in U.S. Dollars and shall be made within *** Calendar Days after the end of each Calendar Quarter. Payment shall be made via wire transfer to a bank designated by EURAND. AVANIR shall keep true and accurate books of account and shall keep and maintain all records and documents necessary for EURAND to ascertain the Royalty and Sublicensing Revenue due under this Agreement for a period of *** years after the underlying sales were made.
          (h) In the event of a late payment, AVANIR shall pay to EURAND interest calculated on a daily basis on the overdue payment from the date such payment was due to the date such payment is received by EURAND at a rate of *** percent (***%) per calendar month.
     10.2 Taxes. If taxes, assessments, fees or other charges are required to be withheld from payments to EURAND, AVANIR shall make such payments to the applicable taxing authority as required to fulfill such requirement and pay to EURAND the net amount due. Receipts, if available, for all such withholdings shall be provided to EURAND. AVANIR shall be responsible for establishing its right to claim any exemption to such charges or to its withholding, shall keep EURAND advised in writing of the basis and status of all such exemption claims, and shall be liable for any penalty, interest or other

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assessment against EURAND for failing to pay or withhold such charges in reliance on any such exemption claim.
     10.3 Audit Right. After the first anniversary of the date of First Commercial Sale of the Product and upon the provision of reasonable notice, EURAND shall have the right to designate a firm of independent accountants to inspect AVANIR’s books of account, records, documents and instruments directly relating to Net Sales of the Product and payment of the Royalty pursuant to Section 10.1 and receipt of the Sublicense Revenue for up to the previous *** Calendar Years, and to make copies thereof, at any time during AVANIR’s regular business hours during the Term, but no more than once per Calendar Year, and for a period of *** years after termination of this Agreement, to ascertain the accuracy of such report. The expense of such audit shall be EURAND’s unless the audit shall demonstrate an underreporting discrepancy greater than *** percent (***%) between Royalty and Sublicensing Revenue reported and paid and those which were actually due, in which event the reasonable expenses of audit shall be borne by AVANIR. Regardless of the amount, absent manifest error, all discrepancies shall be due and payable within *** Calendar Days from the date the independent accounting firm notifies AVANIR in writing of any discrepancy, such notice to include copies of the audit work papers and conclusions in form and content satisfactory to AVANIR in its reasonable discretion. Such independent accountants shall enter into a confidentiality agreement with AVANIR in form and substance reasonably satisfactory to AVANIR. Such independent accountants may only disclose to EURAND the results of its audit.
11. TERM AND TERMINATION
     11.1 Term. This Agreement shall become effective on the Effective Date, and will remain in effect *** for the longer of *** years after First Commercial Sale or the life of any EURAND patent, or any patent resulting from the Program, which would be infringed by a Third Party’s sale, use or manufacture of a Competitive Product (the “Term”), unless earlier terminated in accordance with this Section 11. Upon the expiration of this Agreement, AVANIR ***.
     11.2 Program Related Termination.
          (a) Following *** Calendar Days after the Effective Date and prior to the First Commercial Sale of the Product, AVANIR may terminate this Agreement at any time and *** Calendar Days prior written notice to EURAND, or in the event of any response by the FDA to AVANIR’s NDA for either the *** or the *** that is not an unconditional approval, AVANIR may terminate this Agreement at any time upon *** Calendar Days prior written notice to EURAND. In either case, AVANIR shall pay EURAND for all expenses incurred and due hereunder prior to such termination, for noncancellable commitments, and raw materials not previously paid for by AVANIR (which shall become AVANIR property). After the First Commercial Sale of the Product, AVANIR may not terminate the Agreement under this Section 11.2(a).
          (b) EURAND may terminate this Agreement in the event that: (i) AVANIR, prior to the First Commercial Sale, suspends conducting any AVANIR Development Activities over any period of *** continuous months, or (ii) AVANIR fails to submit an NDA within *** months of completion of the Pre-Registration Activities, or (iii) AVANIR fails to obtain Regulatory Approval for the Product in the United States within *** years of NDA filing, or (iv) AVANIR fails to make the First Commercial Sale

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in the United States within one (1) year of the Approval Date, or (v) AVANIR discontinues selling the Product in the United States unless such discontinuation is due to a Force Majeure, supply disruption, regulatory issues or EURAND’s breach of this Agreement or the Commercial Supply Agreement. The provisions of this paragraph shall operate independently of and shall not be subject to the Cure Period in Section 11.6(a).
          (c) Either Party may terminate this Agreement if the Parties are unable to conclude a Commercial Supply Agreement in spite of their exercise of Commercially Reasonable Efforts within *** Calendar Days after entering good faith negotiations pursuant to Section 3.3.
          (d) Either Party may terminate this Agreement upon *** days written notice to the other Party, if the Parties are unable to reasonably agree upon *** pursuant to Section ***.
     11.3 Termination Due to Infringement. In the event EURAND is unable to effectuate the actions described in Section 8.5 above within *** Calendar Days of service of notice of such claim under Section 8.5, then either Party may terminate this Agreement.
     11.4 Default. If a Party shall be in default pursuant to Section 11.6, the Party not in default may terminate this Agreement in whole, or only with regard to the provision which has given rise to the event of default, and pursue any other remedies provided under this Agreement or available at law or equity.
     11.5 Force Majeure. Each of the Parties shall be excused from the performance or delay in performance of its obligations under this Agreement in the event such performance is prevented by Force Majeure and such performance shall be excused as long as the condition constituting such Force Majeure continues plus an additional *** Calendar Days after termination of such condition; provided, that the non-performing Party shall provide prompt notice to the other Party of the particulars of the occurrence constituting Force Majeure and of its cessation and shall make diligent efforts to mitigate the adverse consequences of such non-performance or delays in performance. If the Force Majeure exceeds *** Calendar Days then the Party who is owed performance as a result of such Force Majeure may terminate this agreement.
     11.6 Events of Default. An event of default under this Agreement shall be deemed to exist upon the occurrence of any one or more of the following events:
          (a) failure by either Party hereto to perform fully any material provision of this Agreement and such failure continues for a period of *** Calendar Days after notice of such non-performance without (i) providing a written explanation reasonably satisfactory to the non-defaulting Party that a default has not occurred or (ii) commencing to cure the default within *** Calendar Days of such notice and thereafter curing such default within *** Calendar Days of such notice (“Cure Period”); provided, however, in the event that the Party in default provides a written explanation to the non-defaulting Party and there is a dispute regarding whether the explanation is reasonably satisfactory, the dispute shall be resolved in accordance with Section 13.15 and the Cure Period shall be extended during the pendency of the resolution of the dispute;
          (b) failure of AVANIR to pay any amount due to EURAND, which failure continues for a period of *** Calendar Days after ***; unless, however, such non-payment is due to a good faith dispute concerning the amount owed;

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          (c) a Party ceases to function as a going concern, or makes an assignment for the benefit of creditors, or any proceeding under any federal or state bankruptcy, receivership or insolvency laws is instituted against such Party and continues in effect for *** Calendar Days or more or is instituted by such Party, or the liquidation or dissolution of a Party occurs, or an application for a receiver or trustee for such Party or any of the assets or property of such Party is made against such Party and is granted or continues unstayed for *** Calendar Days or more or is made by such Party; or
          (d) a Party is prevented from performing its obligations hereunder by any law, governmental or other action and has not resumed such performance in compliance with all applicable laws within *** Calendar Days following the date which performance was prevented.
     11.7 Effects of Termination.
          (a) The expiration or termination of this Agreement for any reason shall not relieve the Parties of any obligation that accrued prior to such expiration or termination. Upon termination by either Party, AVANIR shall be responsible to pay to EURAND all amounts then unpaid and due EURAND in accordance herewith through the effective date of such termination including all expenses and non-cancelable costs incurred by EURAND, including costs associated with concluding any in-process testing and providing any final reports.
          (b) *** to EURAND pursuant to this Agreement *** to AVANIR pursuant to this Agreement shall survive *** (i) under Section *** by either Party, or (ii) under Section *** by AVANIR pursuant to Section ***, ***, or ***, or (iii) under *** by AVANIR.
          (c) *** to AVANIR and to EURAND pursuant to this Agreement *** (i) under Section *** by either Party, or (ii) under Section *** by EURAND pursuant to Section ***, or (iii) under Section *** by EURAND.
     11.8 Survival. The provisions of Section 1 in its entirety; Sections 3.1(d), (e) and (g), 5.2 through 5.4 inclusive, 6.1(a) and (b), 6.2, and 6.5 (for purposes of receiving payments thereunder to which EURAND was entitled in respect of activities prior to the effectiveness of termination), 8.1, 8.2, 8.3, 8.4(c), 8.7(c), 9.2(g), 9.3(d) and (g), 10.1 (f), (g) and (h), 10.2, 10.3, 11.7, 11.8, 12.1 through 12.5 inclusive, and Article 13 with the exception of Section 13.3 shall survive any expiration or other termination of this Agreement. Any claims by either EURAND or AVANIR which have accrued prior to termination or expiration of this Agreement shall survive such termination or expiration.
12. INDEMNIFICATION AND INSURANCE
     12.1 Indemnification of AVANIR. EURAND and its Affiliates shall indemnify and hold AVANIR harmless from and against all damages, losses, expenses, claims (including wrongful death), demands, suits, penalties, judgments or administrative and judicial orders and liabilities (including, but not limited to, reasonable counsel fees and expenses) incurred, assessed or sustained by AVANIR, its Affiliates, or any of their officers, directors, or employees with respect to, involving, or arising out of (i) EURAND’s negligence or willful misconduct, (ii) EURAND’s breach of any representation, warranty, obligation or covenant of this Agreement, (iii) EURAND’s defense of any claim of Third Party

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infringement as set forth in Section 8.5, or (iv) the handling or storage of the CTM or Product by EURAND.
     12.2 Indemnification of EURAND. AVANIR and its Affiliates shall indemnify and hold EURAND and its Affiliates harmless from and against all damages, losses, expenses, claims (including wrongful death and product liability), demands, suits, penalties, judgments or administrative and judicial orders and liabilities (including, but not limited to, reasonable counsel fees and expenses) incurred, assessed or sustained by EURAND, its Affiliates, or any of their officers, directors, or employees with respect to, involving, or arising out of (i) AVANIR’s negligence or willful misconduct, (ii) AVANIR’s breach of any representation, warranty, obligation or covenant of this Agreement, (iii) AVANIR’s defense of any claim of Third Party infringement as set forth in Section 8.6, or (iv) the sale, packaging, labeling, handling, advertising, distribution, design, consumption or use of the CTM or Product; except to the extent such claim arises from an event for which EURAND has an obligation to indemnify AVANIR under Section 12.1 or pursuant to the Commercial Supply Agreement.
     12.3 Notice and Legal Defense. Promptly after receipt by a Party hereunder of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Section 12.1 and 12.2 hereof may apply, the Party seeking indemnification shall notify the indemnifying Party of such fact. The indemnifying Party shall assume the defense thereof, provided, however, that if the defendants in any such action include both the Party seeking indemnification and the indemnifying Party and the Party seeking indemnification shall reasonably conclude that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the indemnifying Party, the Party seeking indemnification shall have the right to select separate counsel (reasonably acceptable to the indemnifying Party) to participate in the defense of such action on behalf of such Party seeking indemnification, at the indemnified Party’s own expense.
     12.4 Consequential Damages. IN NO EVENT, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF, OR AS THE RESULT OF, THE SALE, DELIVERY, NON-DELIVERY, SERVICING, USE OR LOSS OF USE OF ANY CTM OR PRODUCT, REGARDLESS OF WHETHER SUCH CLAIM IS BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER LEGAL THEORY.
     12.5 Insurance. Each Party at its own cost shall carry commercial general liability insurance, including clinical trial and product liability insurance covering such Party, which coverage shall have limits of liability which are commercially reasonable but shall not be less than $ *** per loss occurrence. Such coverage shall be maintained for not less than *** years following expiration or termination of this Agreement or if such coverage is of the “claims made” type, for *** years following expiration or termination of this Agreement. Upon written request from a Party, the other Party shall promptly provide written evidence (e.g., certificates) of such insurance that is reasonably satisfactory to the first Party.
13. MISCELLANEOUS

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     13.1 Assignment. Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either Party hereto without the prior written consent of the other Party hereto, provided that either Party shall have the right to assign all or part of its rights, interest and obligations to an Affiliate, *** , or to a successor to substantially all the assets of the business to which this Agreement relates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns.
     13.2 Confidentiality.
          (a) Any and all information provided by one Party to the other pursuant to this Agreement, or the Confidentiality Agreement signed between the Parties on December 21, 2005, shall be deemed to be confidential information (“Confidential Information”). The obligations of confidentiality present in this Agreement supersede those contained in the Confidentiality Agreement. Each Party will hold Confidential Information in complete confidence and will not, without the prior written consent of the other, use or disclose it in whole or in part to any Entity other than for the purposes set forth in this Agreement during the term of this Agreement and for the *** years immediately following expiration or termination of this Agreement. Each Party will be entitled to disclose any such Confidential Information to such of its professional advisers, directors, officers and senior employees who are directly concerned with this Agreement and its implementation and whose knowledge of such information in the opinion of the disclosing Party is necessary for these purposes. Each Party will use its reasonable efforts to ensure that each individual to whom such a disclosure is made adheres to the terms of this undertaking as if he or she were a party hereto, including without limitation, having such individuals execute similar agreements.
          (b) As used herein, the term Confidential Information shall not include information:
               (i) which at the time of disclosure to the other is in the public domain; or
               (ii) which, after disclosure, becomes generally available to Third Parties from a source other than the disclosing Party; provided that such source is not bound by a confidentiality or other similar agreement with the discloser or by any other legal, contractual or fiduciary obligation which prohibits the disclosure of such Confidential Information; or
               (iii) which was lawfully in possession of the recipient prior to disclosure, as evidenced by written records and which was not acquired directly or indirectly from the discloser; or
               (iv) which was independently developed by the recipient without reference to any Confidential Information as established by appropriate documentation; or
               (v) which the recipient is required to disclose under law or under the regulations of any governmental entity or agency having jurisdiction and lawfully requesting the same, or by any court of competent jurisdiction acting pursuant to its powers, provided however, that in such case the receiving shall immediately give as much advance notice as feasible to the disclosing Party so that the disclosing Party may seek a protective order or other remedy. In any event, the recipient shall disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, is legally required to be disclosed and will exercise reasonable efforts to ensure that any such information so disclosed will be accorded confidential treatment.

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     13.3 Exchange of Information. Each Party will timely report to the other any information concerning any side effect, injury, toxicity or sensitivity reaction associated with Clinical Studies, investigations or tests of the APIs, the Drug Combination, the Formulation or the Product. In reporting such incidents, the reporting Party will use reasonable efforts to indicate whether, in its judgment, any of them are unexpected or unusual in type, incidence or severity.
     13.4 No Implied Waiver. Failure by either Party hereto on one or more occasions to avail itself of a right conferred by this Agreement shall in no event be construed as a waiver of such Party’s right to enforce said right in the future.
     13.5 Choice of Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be exclusively governed by and construed in accordance with the laws of the State of New York.
     13.6 Notices. Any notice and other communication required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered personally, telecopied or received by registered mail, return receipt requested, to the Parties at the following addresses:
If to EURAND, to:
Eurand, Inc.
845 Center Drive
Vandalia, OH 45377
Attention: Office of Business Development
Fax: (937) 898-1093
If to AVANIR, to:
Avanir Pharmaceuticals, Inc.
101 Enterprise, Suite 300
Aliso Viejo, CA 92656
Attention: Chief Financial Officer
Fax: (949) 643-6800
or at such other addresses as the Parties may designate by notice sent in accordance with this Section 13.6.
     13.7 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by EURAND are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States (hereinafter “IP”). The Parties agree that AVANIR, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any other provisions of Applicable Law outside the United States that provide similar protection for IP. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against EURAND under the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States, AVANIR shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such IP and all embodiments of such IP, which, if not already in AVANIR’s possession, shall be promptly delivered to it upon AVANIR’s written request therefor. Notwithstanding the foregoing, this Section 13.7 does not grant AVANIR any rights
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that are not otherwise expressly set forth in this Agreement and mandated by the United States Bankruptcy Code or analogous provisions of Applicable Law outside the United States.
     13.8 Execution of Additional Documents. Each Party hereto agrees to execute such further documents or agreements as may be reasonably necessary or desirable to affect the purpose of this Agreement and carry out its provisions.
     13.9 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.
     13.10 Captions. The article and section captions in this Agreement have been inserted as a matter of convenience and are not part of this Agreement.
     13.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.
     13.12 Independent Relationship. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other or to bind the other Party in any respect whatsoever. All activities undertaken by EURAND hereunder shall be that of an independent contractor.
     13.13 Entire Agreement. This Agreement contains the entire agreement between the Parties related to subject matter hereof, and this Agreement cannot be amended, varied or abridged in any manner except by amendment in writing duly signed by the Parties. This Agreement takes the place of any existing agreement, arrangements or discussions between the Parties relating to the subject matter hereof, whether oral or written.
     13.14 Publicity. Except for such disclosure as is deemed necessary in the reasonable judgment of a Party to comply with Applicable Laws, no public announcement, news release, statement, publication, or presentation relating to the existence of this Agreement, the subject matter hereof, or either Party’s performance hereunder will be made without the other Party’s prior written approval, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, (i) the Parties agree to each issue a press release promptly after the Effective Date, and subsequent press releases upon the achievement of significant Development Milestones, the form and content of such releases shall be agreed in writing in advance by both Parties, (ii) either Party may publish and republish, in whole or in part, any publicity release and/or make any statement to communication media, financial analysts or others that is the same or substantially similar to a publicity release or statement that has been previously approved by the other Party in accordance with the terms hereof, without obtaining the prior approval of such other Party, and (iii) either Party may upon notice to the other make any disclosure in filings with regulatory agencies or exchanges or as required by law or applicable court order; provided that the other Party shall have the opportunity to consult on such disclosures and filings.
     13.15 Resolution of Disputes.
          (a) Any dispute relating to this Agreement; the making, performance, nonperformance or termination thereof; or any transaction in that connection out of this Agreement shall
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be resolved in the following manner. The dispute shall first be submitted to the Chief Commercial Officer of EURAND (or his designee) and the Chief Executive Officer of AVANIR (or his designee), who shall meet and attempt to resolve the matter. If the dispute cannot be resolved per the preceding sentence within *** Calendar Days of its submission, either Party may submit the matter to arbitration conducted in New York, New York in accordance with the Commercial Arbitration rules of the American Arbitration Association (“AAA”). The award of such arbitration shall be final, binding and non-appealable, except to the extent provided for in the rules of the AAA. The arbitrator(s) will have the discretion to impose the cost of the arbitration upon the losing Party or divide it between the Parties upon any terms which he/they deem appropriate; provided, however, that (i) each Party shall bear its own legal fees and costs. A judgment upon an award rendered by the arbitrator(s) may be entered in any court of competent jurisdiction, or application may be made to such court for confirmation of such award or a judicial acceptance of such award, and for an order of enforcement or other legal remedy.
          (b) If the total aggregate amount at issue in a dispute to be arbitrated is less than $***, the number of arbitrators shall be one (1). The arbitrator shall be selected by the AAA. If the total aggregate amount at issue in a dispute to be arbitrated is equal to or greater than $***, the number of arbitrators shall be three (3). Each Party shall select one (1) arbitrator from among a list of qualified arbitrators compiled by the AAA. The two arbitrators so selected shall select a third qualified arbitrator, who shall act as president of the tribunal. If the two arbitrators selected by the Parties fail to agree on the third arbitrator within thirty (30) Calendar Days of the selection of the second arbitrator, the third qualified arbitrator shall be designated in accordance with the rules of the of the AAA. In addition to the qualification criteria for arbitrators established by the rules of the AAA, each arbitrator shall meet the following additional criteria: (i) the arbitrator shall be experienced in resolving the type of dispute(s) at issue; and (ii) the arbitrator shall have a technical or intellectual property related background and/or knowledge relevant to the dispute.
          (c) Notwithstanding the foregoing, either Party may seek interim relief from any court of competent jurisdiction (including, without limitation, injunctive relief) pending the outcome of any dispute resolution procedure set forth in this Section 13.15.
     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

EURAND, INC.		AVANIR PHARMACEUTICALS, INC.

By:		By:
Name:	John Fraher	Name:	Eric Brandt

Title:	President	Title:	Chief Executive Officer

Date:	August 7, 2006	Date:	August 7, 2006

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EXHIBIT A:
PRODUCT DEVELOPMENT PROPOSAL
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EXHIBIT B
EURAND Patent Rights
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EXHIBIT C
AVANIR Patent Rights
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